UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2013

KiOR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Bay Park Road Pasadena, Texas	77507
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2013, KiOR, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy. At the Annual Meeting, the proposals voted upon and the number of votes cast for or against or withheld, as well as the number of abstentions and broker non-votes as to such proposals, are stated below. The proposals are described in detail in KiOR’s proxy statement for the Annual Meeting, which was filed with the SEC on April 17, 2013 (the “Proxy Statement”).

Proposal 1—Election of Directors

The following directors were elected to serve one-year terms expiring at the 2014 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
Fred Cannon	507,266,127	331,637	5,049,040
Samir Kaul	492,124,257	15,473,507	5,049,040
D. Mark Leland	507,282,981	314,783	5,049,040
David J. Paterson	507,281,154	316,610	5,049,040
Condoleezza Rice	507,248,534	349,230	5,049,040
William Roach	507,288,440	309,324	5,049,040
Gary L. Whitlock	507,155,545	442,219	5,049,040

Proposal 2—Advisory Resolution to Approve Executive Compensation

The non-binding, advisory resolution to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved.

For	Against	Abstentions	Broker Non-Votes
489,015,540	18,451,329	130,895	5,049,040

Proposal 3—Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as described in the Proxy Statement, was approved.

For	Against	Abstentions	Broker Non-Votes
512,608,586	13,865	24,353	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, Inc.

By:	/s/ Christopher A. Artzer
Christopher A. Artzer Vice President, General Counsel and Secretary

Date: June 3, 2013